                                   EXHIBIT 4.8

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated January 12, 2004 (the "First Amendment"), is by and among Bartholomew International Investments Limited, Inc. (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated November 17, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Section 2 of the Agreement to extend the duration of the Agreement and provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as his fee and as consideration for services provided, Three Million (3,000,000) shares of common stock of the Client. By amendment dated January 12, 2004 Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client."

EXECUTED on the date first set forth above.

                                CLIENT:

                                NANNACO, INC.




                                By: _________________________
                                    Andrew DeVries, III - CEO




                                CONSULTANT:

                                BARTHOLOMEW INTERNATIONAL INVESTMENTS
                                LIMITED, INC.



                                By:
                                   -----------------------------------
                                   Name: Terry Byrne
                                   Its:




                                       30